  Exhibit 99.1

Bridgeline Digital Announces $10.0 Million Financing

BURLINGTON, Mass., Mar. 13, 2019 (GLOBE NEWSWIRE) -- Bridgeline Digital, Inc. (NASDAQ: BLIN), a provider in cloud-based Web Content Management, eCommerce and Marketing Automation software, announced today that it has closed a private placement (Private Placement) resulting in gross proceeds to the Company of $10,227,500, before deducting placement agent fees and other offering expenses payable by the Company.

The Private Placement involves the offer and sale of securities consisting of an aggregate of (i) 10,227.5 shares of the Company’s newly-created Series C Convertible Preferred Stock, with a stated value of $1,000 per share and convertible at $0.18 into an aggregate of 56,819,473 shares of Company common stock; (ii) 5.5 year Series A Warrants to purchase 56,819,473 shares of Company common stock, subject to adjustment; 24 month Series B Warrants to purchase 56,819,473 shares of Company common stock, subject to adjustment; and 5.5 year Series C Warrants, which may become exercisable following the registration of the securities issued in the Private Placement. The Series A Warrants and Series B Warrants have an initial exercise price of $0.18 per share. The shares of Series C Convertible Preferred Stock, Series A Warrants, Series B Warrants and Series C Warrants were offered and sold as units, with each unit being offered for $1,000.

The Company expects to use $4.5 million of the net proceeds to complete its previously announced agreement to purchase certain assets from Stantive Technologies, Inc., to retire all remaining debt on its balance sheet of approximately $2.7 million, and the remainder is reserved for general working capital.

Further details regarding the Private Placement will be described in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (SEC) by the Company and the information herein is qualified in its entirety by the Current Report on Form 8-K to be filed with respect to the Private Placement.

“This financing further positions Bridgeline as a leader in Marketing Technology by bringing the Stantive assets, including OrchestraCMS, into the Bridgeline product suite. Bridgeline will continue to provide outstanding support for OrchestraCMS and invest in the software’s growth, while focusing on the integration of the recently acquired Celebros search technology” said Bridgeline’s President and Chief Executive Officer Ari Kahn. “This year, Bridgeline has already doubled its customer base and, with the acquisition of Stantive, we are able to introduce new technologies to this expanded audience to fuel growth and drive innovation, including artificial intelligence capabilities acquired as a result of the Celebros acquisition.”

ThinkEquity, a division of Fordham Financial Management, Inc., and Taglich Brothers, Inc. acted as co-placement agents for the Private Placement.

The securities offered and sold by the Company in the Private Placement were not registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock, including shares of common stock issuable upon conversion of the Series C Preferred and exercise of the warrants, to be issued in the Private Placement. Any resale of Company securities under such resale registration statement will be made only by means of a prospectus.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Bridgeline Digital

Bridgeline Digital, The Digital Engagement Company™, helps customers maximize the performance of their complete digital experience – from websites and intranets to online stores and marketing campaigns. Bridgeline’s Unbound platform deeply integrates Web Content Management, eCommerce, eMarketing, Social Media management, and Web Analytics to ensure marketers deliver digital experiences that attract, engage and convert their customers across all channels. Headquartered in Burlington, Mass., Bridgeline has thousands of quality customers that range from small- and medium-sized organizations to Fortune 1000 companies. To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about this offering including our intended use of proceeds from this offering, our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” or similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, shareholder approval of (i) an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized shares of the Company’s commons stock, and (ii) the issuance of common stock upon the conversion or exercise of the Series C Preferred, Series A Warrants, Series B Warrants and Series C Warrants, as required by the Nasdaq Marketplace Rules; our ability to successfully integrate recently completed and contemplated acquisitions; the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably; fluctuations in our revenue and quarterly results; our license renewal rate; the impact of competition and our ability to maintain margins or market share; the limited market for our common stock; the volatility of the market price of our common stock; the ability to maintain our listing on the NASDAQ Capital market; the ability to raise capital; the performance of our products; our ability to respond to rapidly evolving technology and customer requirements; our ability to protect our proprietary technology; the security of our software; our dependence on our management team and key personnel; our ability to hire and retain future key personnel; or our ability to maintain an effective system of internal controls; as well as other risks described in our filings with the SEC, including in our most recent annual report on Form 10-K that was filed with the SEC, and our other filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contact:

Carl Prizzi
Bridgeline Digital, Inc
EVP Products & Solutions
press@bridgeline.com